DELIVERY OF MUTUAL RELEASES

This Agreement is entered into this 31st day of May, 2001 by and between Equity One, Inc. ("Equity"), United Investors Realty Trust ("UIRT"), FCA Corp. ("FCA") and Robert W. Scharar (collectively the "Parties").

Whereas, Southwest Securities, Inc. ("Southwest") filed the lawsuit styled Southwest Securities, Inc., a shareholder of United Investors Realty Trust, suing in the right and name of United Investors Realty Trust vs. United Investors Realty Trust, FCA Corp., Robert W. Scharar, Randall D. Keith, R. Steven Hamner, Joseph W. Karp, UIRT/University Park-1, L.P., William C. Brooks, Frederick E. Fischer, Josef C. Hermans, EFO Genpar, Inc., EFO Holdings, L.P., and UIRT Investors, L.P.; In the B-44th Judicial District Court of Dallas County, Texas, Cause No. 00-6206 (the "Lawsuit"); and

Whereas, Southwest also filed the lawsuit styled Southwest Securities, Inc. v. United Investors Realty Trust; In the 61st Judicial District Court; Harris County, Texas, Cause No. 2001-15170 (the "Houston Lawsuit");

Whereas, UIRT, FCA, Robert W. Scharar, Randall D. Keith, R. Steven Hamner, Joseph W. Karp, UIRT/University Park-1, L.P., William C. Brooks, Frederick E. Fischer, Josef C. Hermans, EFO Genpar, Inc., EFO Holdings, L.P., and UIRT Investors, L.P. are defendants in the Lawsuit (the "Defendants"); and

Whereas, Equity and UIRT are currently negotiating a proposed transaction whereby Equity would acquire the shares of stock of UIRT for cash or Equity common stock or a combination of both (the "Sale"); and

Now, therefore, as consideration of promises, covenants, releases and agreements set forth herein, the receipt and sufficiency of all of which is hereby acknowledged, the Parties agree as follows:

1. In the event the Lawsuit is dismissed with prejudice, and in the event that Southwest executes and delivers to Equity a full mutual and general release of all claims or causes of action existing as of May 31, 2001, known or unknown, asserted or that could have been asserted, against FCA and Scharar, and each of their predecessors, successors, assigns, heirs, parents, subsidiaries, affiliates, representatives, shareholders, officers, directors, partners, employees, agents, attorneys and accountants (the "Southwest Release"), FCA and Scharar agree to execute and deliver to Equity a full mutual and general release of all claims or causes of action existing as of May 31, 2001, known or unknown, asserted or that could have been asserted, against Southwest and its predecessors, successors, assigns, heirs, parents, subsidiaries, affiliates, representatives, shareholders, officers, directors, partners, employees, agents, attorneys and accountants, simultaneously upon the delivery of the Southwest Release by Equity to FCA and/or Scharar.

2. FCA and Scharar agree to join UIRT in the filing of a mutual agreement to stay the Lawsuit and the Houston Lawsuit until the earlier of (a) the closing of the Sale (the "Closing"), (b) the termination of the definitive agreement relating to the Sale, or (c) December 1, 2001; all of which is subject to the right of any party to preserve its legal rights, and/or to assert any necessary defenses or responses.

3. If there is a Closing, in the event that any Defendant other than FCA or Scharar, for itself and its predecessors, successors, assigns, representatives, agents, as well as anyone claiming by, through or under any of the foregoing, executes and delivers to Equity, after the Closing, a full mutual and general release of all claims or causes of action existing as of May 31, 2001, known or unknown, asserted or that could have been asserted, against Southwest and its predecessors, successors, assigns, heirs, parents, subsidiaries, affiliates, representatives, shareholders, officers, directors, partners, employees, agents, attorneys and accountants, then Equity agrees to obtain a release from Southwest, for itself and its predecessors, successors, assigns, representatives, agents, as well as anyone claiming by, through or under any of the foregoing, a full mutual and general release of all claims or causes of action existing as of May 31, 2001, known or unknown, asserted or that could have been asserted, against said Defendant, and its predecessors, successors, assigns, heirs, parents, subsidiaries, affiliates, representatives, shareholders, officers, directors, partners, employees, agents, attorneys and accountants, and Equity agrees to deliver said release from Southwest to said Defendant within five business days of being provided the release by said Defendant of Southwest.

4. This agreement may be enforced by specific performance.

5. If there is a Closing, Equity agrees to use its commercially reasonable efforts to cause the Lawsuit to be dismissed with prejudice, and to the extent necessary, Equity agrees to join in the filing of a motion to dismiss the lawsuit with prejudice.

EQUITY ONE, INC.
By: /s/ Chaim Katzman Chaim Katzman, Chairman of the Board and Chief Executive Officer
UNITED INVESTORS REALTY TRUST
By: /s/ Randall Keith Randall D. Keith, Vice President and Chief Operating Officer
FCA CORP.
By: /s/ Robert Scharar Robert W. Scharar, President

/s/ Robert Scharar
ROBERT W. SCHARAR, individually